Exhibit 99.1

SUBSCRIPTION AGREEMENT

GETELMAN CORP.

The undersigned (the “Subscriber”) hereby irrevocably subscribes for that number of shares of common stock (the “Shares”) of Getelman Corp., a Nevada corporation (the “Company”), set forth below, upon and subject to the terms and conditions set forth in the Company’s Prospectus dated _________________ in the United States Securities and Exchange Commission Registration Statement on Form S-1, to which this Subscription Agreement is attached and which the Subscriber acknowledges as having received and read.

Total number of shares subscribed for at US $0.01 per share:  _______________ shares.

Amount paid with this Subscription Agreement at a price of US $0.01 per Share: US $__________.

This Subscription Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this ______ day of _________________, 2016.

Name of Entity (for purchasers which are entities only):

Signature:

Print Name:

Print Title (for purchasers which are entities only):

Address:

Telephone No.:

E-mail Address:

Subscriber’s US Social Security Number or
identification number of home jurisdiction:

Signature of Co-owners, if applicable:

Name as it should appear on the Certificate:

If Joint Ownership, check one (all parties must sign above):

[  ] Joint Tenants with Right of Survivorship
[  ] Tenants in Common
[  ] Community Property

If Fiduciary or Business Entity check one:

[ ] Trust	Authorized Person	Capacity

[ ] Estate	Authorized Person	Capacity

[ ] Corporation	Authorized Person	Capacity

[ ] Limited Liability Company	Authorized Person	Capacity

[ ] Partnership	Authorized Person	Capacity

[ ] Other (Describe)	Authorized Person	Capacity

PAYMENT BY CHECK OR MONEY ORDER INSTRUCTIONS

If Subscriber wishes to pay the purchase price of his or her Shares by check, all checks or money orders shall be made payable to:  Getelman Corp., 2235 E. Flamingo Rd., Suite 355, Las Vegas, NV 89119, Tel. 725-777-0799

WIRE TRANSFER INSTRUCTIONS

If Subscriber wishes to wire transfer the purchase price of his or her Shares, he or she shall wire transfer immediately available funds in the amount of the purchase price subscribed for hereunder, as follows:

Bank:

Account Name:

Account No.:

ABA Routing No.:

SWIFT code:

Bank Address:

RIGHT TO REJECT SUBSCRIPTIONS

Getelman Corp.has the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately to the subscriber, without interest or deductions.

ACCEPTANCE OF SUBSCRIPTION

The foregoing Subscription is hereby accepted for and on behalf of Getelman Corp. this ______day of ______________, 2016.

     GITELMAN CORP.

By: _______________________________________
       Name: Mark Gitelman
       Title: President